Exhibit 99.2

Banc One Credit Card Master Trust
Trust Allocation Report

Distribution Date of:		15-Aug-02
Determined as of:		09-Aug-02
For Monthly Period Ending:		31-Jul-02
Days in Interest Period (30/360)		30
Days in Interest Period (Act/360)		31

Ending Pool Balance
Principal		3,174,840,371.77
Finance Charge		97,418,516.27
Total		3,272,258,888.04

Seller’s Interest Test
Ending Portfolio Principal Balance		3,174,840,371.77
Trust EFA		0.00
Receivables + EFA		3,174,840,371.77

Trust Invested Amount		2,700,000,000.00
Trust PFA		93,000,000.00
Trust Adjusted Invested Amount		2,607,000,000.00

Seller’s Participation Amount (with EFA)		567,840,371.77
Seller’s Participation Amount (w/o EFA)		567,840,371.77
Seller’s Interest Percentage		17.89%

Required Seller’s Interest Percentage		5.00%
Required Seller’s Interest		158,742,018.59

Required Principal Balance Test
Ending Portfolio Principal Balance		3,174,840,371.77
Required Principal Balance		2,700,000,000.00
Net Excess/Deficit		474,840,371.77

EFA
Beginning Excess Funding Account Balance		0.00
Required Excess Funding Account Deposit		0.00
Excess Funding Account Withdrawal		0.00

Shared Principal Collections
Series 1996-A		10,887,513.14
Series 1997-1		1,004,604.05
Series 1997-2		2,648,412.96

Delinquent Accounts
30 – 59 days	1.74%	56,940,971.90
60 – 89 days	1.08%	35,380,633.23
90 days+	2.09%	68,363,633.73
Total 30 days+	4.91%	160,685,238.86

Miscellaneous
Gross Credit Losses	7.25%	19,196,912.14
Net Credit Losses	6.73%	17,820,101.12
Discount Option Receivables		0.00
Discount Percentage		0.00%
Finance Charges Billed		39,108,661.36
Fees Billed		6,040,547.90
Interchange		7,843,380.00
Interest Earned on Collection Account		2,596.00